EXHIBIT 99.1

LSB Bancshares Reports 1st Quarter Financial Results

LEXINGTON, N.C., April 15, 2005 — LSB Bancshares, Inc. (Nasdaq: LXBK), parent company of Lexington State Bank, reported net income in the first quarter of 2005 of $2,232,000, or $0.26 per diluted share, compared to $2,153,000, or $0.25 per diluted share, in the first quarter of 2004, a 4% increase.

The increase in earnings was largely attributable to higher net interest income, which benefited both from an improvement in the net interest margin (4.88% versus 4.73%) and 7% growth in average earning assets. Net interest income increased 10% to $10,353,000 in the first quarter of 2005 from $9,434,000 in the first quarter of 2004, while noninterest income was $3,262,000 in the first quarter of 2005, down slightly from $3,356,000 in the first quarter of 2004. Noninterest expense was $9,763,000 in the first quarter of 2005, an increase of 7% from the level in 2004’s first quarter. The provision for loan losses was $539,000 in the first quarter of 2005, versus $511,000 in the first quarter of 2004.

Most major areas of the balance sheet demonstrated solid year-over-year growth. Assets and deposits increased 9% to $952 million and $764 million, respectively, while net loans grew 10% to $736 million. Shareholders’ equity, which represented 9.4% of assets, increased to $89.9 million, or $10.50 per share.

Asset quality improved at the end of the first quarter of 2005 relative to the level a year ago. Nonperforming assets, including nonaccruing loans, accruing loans more than 90 days past due, restructured loans and other real estate owned, decreased to $4.7 million at March 31, 2005, from $6.7 million at that date a year ago. The allowance for loan losses at the end of 2005’s first quarter was $8.1 million, or 1.09% of gross loans, versus $8.2 million, or 1.21% of gross loans, at the end of 2004’s first quarter.

“The first quarter of 2005 was gratifying from several standpoints,” said LSB Bancshares Chairman, President and CEO Robert F. Lowe. “First, the Bank’s net interest margin, which had been under considerable pressure, reflected meaningful improvement. The higher margin, in conjunction with increasing momentum in balance sheet growth, led to the strongest increase in net interest income in nearly two years. At the end of the first quarter nonperforming assets were more than 30% lower than they were at March 31, 2004, and declined to less than 0.50 of total assets.”

LSB Bancshares recently declared a quarterly cash dividend of $0.17 per share of common stock, payable on April 15, 2005, to shareholders of record on April 1, 2005. This represents an increase of 6.3% compared to the same period one year ago.

Lexington State Bank, which opened on July 5, 1949, is a community bank based in the Piedmont region of North Carolina. The Bank owns two subsidiaries: LSB Investment Services, Inc., which offers non-deposit, non-insured investment alternatives such as mutual funds and annuities; and Peoples Finance Co. of Lexington, Inc., which offers small loans and dealer financing.

Common stock of the bank’s parent company, LSB Bancshares, Inc., is traded on the National Market and is quoted electronically under the NASDAQ symbol LXBK. The LSB website, which links online banking users to LSB By Net, is www.lsbnc.com.

Market makers include: Davenport & Company LLC; Friedman Billings Ramsey & Co.; FTN Midwest Research Secs.; Goldman, Sachs & Co.; Keefe, Bruyette & Woods, Inc.; Morgan Keegan & Co., Inc.; Morgan Stanley & Co., Inc.; Moors & Cabot, Inc.; The

Robinson Humphrey Co.; Sandler O’Neill & Partners, and Schwab Capital Markets.

NOTE: For more information, please contact Monty J. Oliver, EVP & Chief Financial Officer @ 336-242-6207 or 336-248-6500 or 1-800-876-6505, ext. 207

This news release contains forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current projections. Please refer to LSB’s filings with the Securities and Exchange Commission for a summary of important factors that could affect LSB’s forward-looking statements. LSB undertakes no obligation to revise these statements following the date of the news release.

LSB Bancshares Inc.
Consolidated Balance Sheets
(In thousands)

	March 31
	2005	2004
Assets
Cash and Due from Banks	$37,935	$35,585
Interest-Bearing Bank Balances	1,358	1,493
Federal Funds Sold	17,489	17,458
Investment Securities:
Held to Maturity, at Amortized Cost	29,300	27,891
Available for Sale, at Market Value	98,958	96,532
Loans	743,956	678,980
Less, Allowance for Loan Losses	(8,145)	(8,224)

Net Loans	735,811	670,756
Premises and Equipment	17,577	15,995
Other Assets	13,633	11,613

Total Assets	952,061	877,323

Liabilities
Deposits:
Demand	103,165	83,857
Savings, N.O.W. and Money Market Accounts	414,482	400,309
Certificates of Deposit of less than $100,000	128,874	121,966
Certificates of Deposit of $100,000 or more	117,179	94,005

Total Deposits	763,700	700,137
Securities Sold Under Agreements to Repurchase	1,395	1,345
Borrowings from the Federal Home Loan Bank	90,000	80,000
Other Liabilities	7,098	6,287

Total Liabilities	862,193	787,769

Shareholders’ Equity
Preferred Stock, Par Value $.01 Per Share:
Authorized 10,000,000 shares; None Issued	—	—
Common Stock, Par Value $5 Per Share:
Authorized 50,000,000 Shares; Issued 8,554,860 Shares in 2005 and 8,560,254 Shares in 2004	42,774	42,801
Paid-In Capital	10,022	10,294
Directors’ Deferred Plan	(1,285)	(1,162)
Retained Earnings	39,370	36,487
Accumulated Other Comprehensive Income	(1,013)	1,134

Total Shareholders’ Equity	89,868	89,554

Total Liabilities and Shareholders’ Equity	$952,061	$877,323

Memorandum: Standby Letters of Credit	$5,131	$4,605

LSB Bancshares Inc.
Consolidated Statements of Income
(In thousands, except share data)

	Three Months Ended
	March 31
	2005	2004
Interest Income
Interest and Fees on Loans	$12,290	$10,594
Interest on Investment Securities:
Taxable	877	820
Tax Exempt	346	382
Interest-Bearing Bank Balances	88	49
Federal Funds Sold	81	46

Total Interest Income	13,682	11,891

Interest Expense
Deposits	2,376	1,645
Securities Sold Under Agreements to Repurchase	4	3
Borrowings from the Federal Home Loan Bank	949	809

Total Interest Expense	3,329	2,457

Net Interest Income	10,353	9,434
Provision for Loan Losses	539	511

Net Interest Income After Provision for Loan Losses	9,814	8,923

Noninterest Income
Service Charges on Deposit Accounts	1,553	1,671
Gains on Sales of Mortgages	132	110
Other Operating Income	1,577	1,575

Total Noninterest Income	3,262	3,356

Noninterest Expense
Personnel Expense	5,334	5,147
Occupancy Expense	464	460
Equipment Depreciation and Maintenance	591	539
Other Operating Expense	3,374	2,958

Total Noninterest Expense	9,763	9,104

Income Before Income Taxes	3,313	3,175
Income Taxes	1,081	1,022

Net Income	$2,232	$2,153

Earnings Per Share
Basic	$0.26	$0.25
Diluted	$0.26	$0.25
Weighted Average Shares Outstanding
Basic	8,578,604	8,553,379
Diluted	8,622,545	8,631,926

LSB Bancshares, Inc.
Financial Highlights
(In thousands, except ratios)

	Three Months Ended March 31
	2005		2004		Change
Financial Ratios:
Return on average assets	0.97%		1.00%		(3	)BP
Return on average shareholders’ equity	9.89%		9.66%		23
Net Interest Margin (FTE)	4.88%		4.73%		15
Average Balances:
Loans	$727,081		$669,820		8.5%
Earning assets	873,542		814,605		7.2
Total assets	932,064		869,516		7.2
Interest-bearing deposits	647,356		621,719		4.1
Total deposits	739,821		702,436		5.3
Allowance for loan losses:
Beginning balance	$7,962		$7,846		1.5%
Provision for loan losses	539		511		5.5
Loans charged off	(446)		(442)		0.9
Recoveries	90		309		(70.9)

Ending balance	8,145		8,224		(1.0)
Nonperforming assets
Nonperforming Loans:
Past due 90 days or more	$1,785		$1,809		(1.3)%
Nonaccrual loans	545		2,074		(73.7)
Restructured loans	795		1,133		(29.8)

Total nonperforming loans	3,125		5,016		(37.7)
Other real estate	1,536		1,673		(8.2)

Total nonperforming assets	4,661		6,689		(30.3)
Asset Quality Ratios
Nonperforming loans to total loans	0.42%		0.74%		(32	)BP
Nonperforming loans to total assets	0.33%		0.57%		(24)
Allowance for loan losses to total loans	1.09%		1.21%		(12)
Net charge-offs to average loans	0.05%		0.02%		3
Allowance for loan losses to nonperforming loans	2.61	X	1.64	X

BP— Denotes Basis Points